Exhibit 23.2

[Letterhead of Lloyd's Marine Intelligence Unit]

Aegean Marine Petroleum Network Inc.
42 Hatzikyriakou Avenue
Piraeus 185 38
Athens
Greece

November 13, 2007

Dear Mr. Fokas,

Reference is made to the Registration Statement on Form F-1 of Aegean Marine Petroleum Network Inc. (the “Company”), and the prospectus contained therein (the “Prospectus”), as shall be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and any and all subsequent amendments thereto (collectively, the “Registration Statement”) relating to the offering of the Company’s common stock.

At your request we have reviewed the sections of the Prospectus entitled:

•                                          “Prospectus Summary;”

•                                          “Business;” and

•                                          “Industry” and the statistical and graphical information contained therein, and in any other instances where we are identified as the source of information in the Prospectus.

Based on our review of this material, we confirm that such sections of the Prospectus and the statistical and graphical information contained therein accurately describe the international bunkering market in all material respects based on available data, subject to the following:

1.                                       Some industry information in the Prospectus is based on estimates or subjective judgements in circumstances where data for actual market transactions either does not exist or is not publicly available and consequently, we cannot assure you that it reflects actual industry and market experience; and

2.                                       The published information of other data collections experts may differ from such information.

We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information set forth under the headings “Prospectus Summary,” “Industry” and “Business,” (ii) the

references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement, (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the SEC pursuant to the Securities Act, and (v) the use of the graphical and statistical information supplied by us in the Company’s marketing presentations.

We also hereby agree to execute and deliver such other and further consents as the Company may reasonably request.

Yours faithfully

/s/ JOHN K. PHILLIPS

John K. Phillips MSc BSc (Mons) FICS, CMILT, MEI
Operations Manager Europe & Rest of the World
Lloyd’s Marine Intelligence Unit